\PHILA2\69790_2


                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT is made as of this day of , 19 , by and between the undersigned Shareholders of Cataract, Inc., a Pennsylvania corporation (in the aggregate, "Pledgors") and RCM Technologies, Inc., a Nevada corporation and CI Acquisition Corp., a Pennsylvania corporation (in the aggregate, "Pledgee").

                              W I T N E S S E T H:

     WHEREAS, Pledgors, as the holders of 100% of the common stock of Cataract, Inc. ("Acquiree"), a Pennsylvania corporation, are parties to a Merger Agreement (the "Merger Agreement") pursuant to which Acquiree has agreed to merge with and into CI Acquisition Corp. ("Acquiror"), a wholly-owned subsidiary of RCM Technologies, Inc. ("RCM");

     WHEREAS, pursuant to the Merger Agreement, Pledgors shall upon the Closing Date of the Merger ("Closing Date") receive certain shares of the common stock of RCM (the "Merger Shares");

     WHEREAS, Pledgors have assumed certain obligations in the Merger Agreement to provide certain indemnification to RCM and Acquiror as well as assume responsibility for the payment of certain liquidated damages in the event of, among other things, a misrepresentation, breach of representation or warranty or breach of any covenant of Acquiree or Acquiree Shareholders;

     WHEREAS, in order to induce Acquiror and RCM to enter into the Merger Agreement and consummate the transactions necessary to complete the Merger, Pledgors have agreed to pledge all of their Merger Shares as collateral securities for the prompt satisfaction of all of their respective obligations as Acquiree Shareholders under the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the premises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Definitions.

     (a) The term "Allocable Share" as used herein shall mean a fraction, the numerator of which is the number of shares of Pledged Stock owned by a Pledgor, and the denominator of which is the total number of shares of the Pledged Stock owned by all Pledgors. Pledgors who jointly own shares of Pledged Stock shall be regarded jointly as a single Pledgor under this Agreement for the purpose of this definition and for all other purposes in this Agreement where such apportionment would be relevant.

     (b) The Term "Closing Value Compensating Shares" as used herein shall mean Pledged Stock and, if applicable, other shares of the common stock of RCM, which have an aggregate "valuation" equal to or greater than the amount of a Liquidated Damage Obligation. For this purpose, the "valuation" of the Pledged Stock shall be equal to the "valuation" of the Merger Shares established in Paragraph 2(a) of the Merger Agreement.

     (c) The term "Indemnity Obligation" as used herein shall mean all of the Obligations of the Acquiree and Acquiree Shareholders to RCM, and/or Acquiror under the Merger Agreement, with the exception of Liquidated Damage Obligations.

     (d) The term "Liquidated Damage Obligation" as used herein shall mean the Obligations of the Acquiree and Acquiree Shareholders to RCM and/or Acquiror under Paragraph 10.2 of the Merger Agreement.

     (e) The term "Obligations" as used herein shall mean all of the obligations of the Acquiree and Acquiree Shareholders to RCM and/or Acquiror under the Merger Agreement, including but not limited to those specific obligations under paragraph 6, "Covenants of the Parties to this Agreement," paragraph 10, "Conditions Subsequent" and paragraph 11, "Indemnification."

     (f) The term "Pledged Stock" as used herein shall mean and include all of the Merger Shares together with all certificates, options, rights or other distributions issued as an addition to, in substitution of or in exchange for, or on account of, any such shares and all proceeds thereof, now or hereafter owned or acquired by Pledgors.

     (g) Unless otherwise defined or indicated, all capitalized terms utilized in the context of this Stock Pledge Agreement shall have the same definition ascribed thereto in the Merger Agreement.

         2.  Pledge of Pledged Stock.

     (a) As collateral security for the prompt satisfaction of all Obligations of Acquiree Shareholders under the Merger Agreement, Pledgors hereby pledge, assign, hypothecate, deliver and set over to Pledgee all of the Pledged Stock and hereby grant Pledgee a lien on and security interest in all of the Pledged Stock and the proceeds thereof.

     (b) Simultaneous with the execution and delivery of this Stock Pledge Agreement, Pledgors shall deliver the certificates representing the Pledged Stock to Pledgee which shall hold said certificates on its own behalf as secured party under this Stock Pledge Agreement. Pledgors by their execution and delivery hereof expressly acknowledge and agree that such possession by Pledgee shall constitute perfection of the security interest in the stock created hereunder.

   (c) If Pledgors shall become entitled to receive or shall receive any:

    (i) Stock certificate, including, but without limitation, any certificate representing a stock dividend or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;


     (ii) Option or right, whether as an addition to or in substitution of or in exchange for any shares of the Pledged Stock, or otherwise;

     (iii) Dividends payable in cash or property, including securities issued by a party other than the issuer of the Pledged Stock; or

     (iv) Dividends of distributions on dissolution, or in partial or total liquidation, or from capital, capital surplus, or paid-in surplus,

     then, Pledgors shall accept all such funds instruments or distributions as Pledgee's agent, shall receive same in trust for Pledgee and shall deliver same forthwith to Pledgee in the exact form received with, as applicable, Pledgors' endorsement when necessary or appropriate stock powers duly executed in blank, to be held by Pledgee, subject to the terms hereof, as further collateral security for the Obligations.

         3.       Voting Rights.

     During the term hereof, Pledgee or its nominee shall have the right to exercise all voting rights with respect to the Pledged Stock and shall likewise have the right to exchange, at its discretion, any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Stock, and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. At all times during the term hereof, any or all of the Pledged Stock held by Pledgee hereunder may, at the option of Pledgee, be registered in Pledgee's name or in the name of its nominee, and Pledgors hereby covenant that, upon demand therefor by Pledgee, Pledgors will cause the issuer of the Pledged Stock to effect such registration.

     4. Default in the performance of the Obligations of Pledgors as Acquiree Shareholders.
     (a) Nonrecourse Obligation to Pay Liquidated Damage Obligations.

    (i) Should Pledgors, as Acquiree Shareholders, incur a Liquidated Damage Obligation, Pledgee shall give Pledgors written notice of the amount due and the basis of calculating such amount. Within thirty (30) days after receipt of such notice, each Pledgor shall give written notice to Pledgee of an election to satisfy that Pledgor's Allocable Share of this obligation by either (x) payment in cash, or (y) the conveyance to Pledgee of Closing Value Compensating Shares.

     (ii) If a Pledgor elects to pay the Pledgor's Allocable Share of the Liquidated Damages Obligation in cash, the cash payment shall be made in immediately available funds within the said thirty (30) day period. Concurrently with receipt of such payment by a Pledgor, all of that Pledgor's Pledged Stock shall be released to the Pledgor by the Pledgee.

     (iii) If a Pledgor elects to pay the Pledgor's Allocable Share of the Liquidated Damages Obligation by the conveyance of Closing Value Compensating Shares, Pledgor shall deliver to Pledgee an executed Absolute Assignment of Shares within the said thirty (30) day period.

     (iv) If a Pledgor fails to elect and perform  under  options  4(a)(i)(x) or
(y) above within the required time, then and in that event, if such default continues, Pledgee may, as its exclusive remedy, upon ten (10) days prior written notice to Pledgors, but without any further demand of performance or other demand, advertisement or further notice of any kind to or upon Pledgors or any other person (all and each of which demands, advertisements and notices are, to the extent permitted by law, hereby expressly waived), forthwith collect, receive, appropriate and realize upon the Pledged Stock owned by such Pledgor, or any part thereof, and may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Stock so sold free of any right or equity of redemption in Pledgors, which right or equity is hereby expressly waived and released. No Pledged Stock belonging to any Pledgor shall be disposed of pursuant to this subparagraph 4(a)(iv) on account of the failure of any other Pledgor to elect and perform under options 4(a)(i)(x) or (y) above.

     (v)  Notwithstanding  the provisions of  subparagraphs  (i), (ii), (iii) or
(iv) above, in the event a Liquidated Damages Obligation arises, and to the extent that Pledgee realizes upon the Pledged Stock under subparagraph 4(a)(iv) above in order to secure repayment of such Liquidated Damages Obligation, then, and in that event, to the extent that the number of shares of Pledged Stock being held by Pledgee are less than the number of Closing Value Compensating Shares applicable to that Liquidated Damages Obligation, then, and in that event, Acquiree Shareholders (with the exception of the Afflecks) shall have an obligation to secure, in market transactions or otherwise, and transfer to Pledgee, a sufficient number of shares of common stock of RCM so as to vest in Pledgee sufficient shares of RCM common stock which when added to the Pledged Stock shall be sufficient to equal such number of shares.

     (vi) Notwithstanding any other provision of this Agreement, of the Merger Agreement, or of any other document, the liability of Pledgors hereunder and as Acquiree Shareholders under the Merger Agreement shall be limited, only as respects any Liquidated Damages Obligation, to the recourse provided in this paragraph 4, and no judgment or decree shall be sought or obtained against any Pledgor for the satisfaction of a Liquidated Damages Obligation, excepting only that Pledgee may seek and obtain a judgment for damages against Pledgors resulting from the breach of an obligation to "cover" shortfalls in the number of shares included in the Pledged Stock under subparagraph 4(a)(vi) hereof.

         (b)      Recourse Obligation to Pay Indemnity Obligations.

     (i)  Should  Pledgors,  as  Acquiree   Shareholders,   incur  an  Indemnity
Obligation to Pledgee, Pledgee shall give Pledgors written notice of the amount due and the basis of calculating such amount.

     (ii) If a Pledgor fails to elect and perform under subparagraph (i) above within the required time, then and in that event, if such default continues, Pledgee may, in addition to any other available remedy, upon ten (10) days prior written notice to Pledgors, but without any further demand of performance or other demand, advertisement or further notice of any kind to or upon Pledgors or any other person (all and each of which demands, advertisements and notices are, to the extent permitted by law, hereby expressly waived), forthwith collect, receive, appropriate and realize upon the Pledged Stock or any part thereof and may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Stock or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Stock so sold free of any right or equity of redemption in Pledgors, which right or equity is hereby expressly waived and released. Notwithstanding any other provision hereof, in the event of a disposition of Pledged Stock arising from the failure of any Pledgor to otherwise satisfy such Shareholder's Allocable Share of any Obligation, the Pledged Stock of that Pledgor shall be disposed of prior to the disposition of Pledged Stock owned by any other Pledgors.
              (c) Application of Proceeds.

     The  proceeds  of  any  collection,   recovery,   receipt,   appropriation,
realization or sale as aforesaid shall be applied as follows:

     (i) First, to the costs and expenses of every kind (including without limitation reasonable attorney's fees) incurred in connection therewith or incidental to the care, safekeeping or otherwise of any of the Pledged Stock or in any way relating to the rights of Pledgee hereunder,

     (ii) Second, to the satisfaction of the Obligations; and

     (iii) Third, to Pledgors to the extent of the surplus proceeds, if any.
     In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid are insufficient to satisfy all Obligations, Pledgors will be liable for the deficiency, together with interest thereon at 12% per annum and the costs and reasonable expenses (including attorneys' fees) incurred by Pledgee associated with its efforts to collect such deficiency.

              (d) Notice.

     Pledgee need not give more than ten (10) days' written notice of the time and place of any public sale or of the time after which a private sale may take place, and such notice shall be deemed to be reasonable notification of such matters.

              (e) Further Actions Upon Default.

     Notwithstanding  anything  to  the  contrary  contained  herein,  upon  the occurrence of a default by the Acquiree Shareholders upon any of their Obligations contained in the Merger Agreement, which default would entitle Pledgee to exercise its rights under subparagraphs 4(a)(iv) or 4(b)(ii) hereof, Pledgee in its sole discretion shall be entitled to, without notice hereunder, cause the Pledged Stock to be transferred into its name, into the name of any purchaser, its nominee, to dispose of the Pledged Stock, to realize upon any and all rights in the Pledged Stock then held by Pledgee, or to otherwise take any actions with respect to the Pledged Stock. Except to the extent otherwise prohibited by applicable law, in addition to any rights or remedies available in law or equity and in addition to the provisions contained in any other agreement relating to the Pledged Stock, Pledgee shall not be required to marshal the Pledged Stock or any other security for or guarantee of the Obligations of Pledgors or to resort to the Pledged Stock or any other security or guaranty in any particular order and all of Pledgee's rights hereunder and under any other agreements directly or indirectly related thereto shall be cumulative. Furthermore, Pledgors do hereby agree to execute and deliver, or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as Pledgee shall require in connection with any such transfer or sales of the Pledged Stock. However, failure of Pledgors to cooperate in executing, delivering or causing to be executed and delivered, such instruments, documents, assignments and the like, shall not hereby affect the rights of Pledgee to act upon or otherwise cause the Pledged Stock to be transferred, sold, disposed of hereunder.

         5.       Representations and Warranties.

     Pledgors do hereby jointly and severally represent and warrant that:

     (a) They have all requisite power and authority to enter into this Agreement, to pledge the Pledged Stock for the purposes described herein, and to carry out the transactions contemplated by this Stock Pledge Agreement and in the Merger Agreement;

     (b) They are the legal and beneficial owners of all of the Pledged Stock;

     (c) The shares of the Pledged Stock constitute all of the issued and outstanding shares of the issuer thereof owned or record by, beneficially owned by, or owned in trust for Pledgors;

     (d) All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable and are owned by Pledgors free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such shares or the proceeds thereof, except for the security interest granted to Pledgee hereunder and except for any restrictions upon resale that may exist under applicable federal or state securities laws;

     (e) The execution, delivery and performance by Pledgors of this Stock Pledge Agreement and the Merger Agreement will not result in any violation of Pledgors' certificates of incorporation or by-laws (if any of Pledgors are corporations), or constitute a default under the terms of any agreement, indenture or other instrument, license, judgement, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgors or any of their property; and

     (f) Upon delivery of the Pledged Stock to Pledgee or an agent for Pledgee, this Stock Pledge Agreement creates and grants a valid first lien on and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party security interest in the Property or assets of Pledgors which would include the Pledged Stock.

         6.  Covenants of Pledgors.

     (a) Pledgors hereby covenant that, until all Obligations shall be satisfied in full, they will not sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein; nor will Pledgors create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Stock or the proceeds thereof other than that created hereby.

     (b) Pledgors warrant and will, at their own expense, defend Pledgee's right, title, and security interest in and to the Pledged Stock against the claims of any other person, firm, corporation or other entity.

     (c) Pledgors acknowledge that a breach of any of the covenants contained in Paragraph 6(a) above may cause irreparable injury to Pledgee; that Pledgee will be so injured and, as a consequence, that Pledgors' covenants in Paragraph 6(a) shall be specially enforceable against Pledgors; and Pledgors hereby waive, to the extent such waiver is enforceable under law, and shall not assert, any defenses against an action for specific performance of such covenants.



     (e) Pledgors will promptly give or cause to be given written notice to Pledgee of any notices received by it with respect to Pledged Stock registered in the name of the Pledgors and Pledgee will promptly give like notice to Pledgors of any notices received by it with respect to Pledged Stock registered in the name of Pledgee or its nominee, if any. 7. Further Acts.

     Pledgors shall at all times, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee upon request irrevocable proxies in respect of the Pledged Stock in form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute Pledgors' proxy to Pledgee or its nominee to vote all shares of the Pledged Stock then registered in Pledgors' names.

         8.       Term.

     The term of this Pledge Agreement shall be for a period of three years and three months from the Closing Date of the Merger. Upon the expiration of the term hereof, the then remaining shares of Pledged Stock, if any, shall be delivered on behalf of Pledgors to the trustee (the "Trustee") identified in that Voting Trust Agreement attached as Exhibit "C" to the Merger Agreement, whereupon such Pledged Stock shall continue to be held pursuant to the terms of such Voting Trust Agreement. All other funds or distributions heretofore held on behalf of Pledgors shall be returned to them on a pro-rata basis in accordance with their Allocable Shares. By execution of this Stock Pledge Agreement, Pledgors do hereby irrevocably constitute, appoint and direct Pledgee as their Attorney-in- fact to deliver the remaining shares of Pledge Stock to the Trustee upon the expiration of the term hereof.


         9.       Miscellaneous.

     (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Pledgors.

     (b) No course of dealing between Pledgors and Pledgee, nor any failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power or privilege hereunder or under the Merger Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (d) The provisions of this Stock Pledge Agreement are severable and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall effect only such clause or provision or part thereof in such jurisdiction and shall not in any manner effect such clause or provision in any other jurisdiction or any other clause or provision in this Stock Pledge Agreement in any jurisdiction.

     (e) This Stock Pledge Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.  Notices.

     Any notice required or permitted by this Stock Pledge Agreement shall be effective if given in accordance with the provisions of the Merger Agreement.

         11.  Binding Agreement.

     This Stock Pledge Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

         12.  Choice of Law.

     This Stock Pledge Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania with regard to principles of conflicts of laws and is intended to take effect as an instrument under seal. Pledgors acknowledge the jurisdiction of the state and Federal courts located in Pennsylvania.

                      (THIS SPACE LEFT BLANK INTENTIONALLY)

\PHILA2\69790_2

     IN WITNESS WHEREOF, Pledgors have duly executed this Stock Pledge Agreement to the day and year first above written and has hereunto set hand and seal.

PLEDGORS

_/s/ Joseph A. Marubbio___________________
Joseph A. Marubbio

/s/ Paula Marubbio___________________________
Paula Marubbio

/s/ Robert L. Starer_________________________
Robert L. Starer

/s/ Merle A. Starer________________________
Merle A. Starer

/s/ James R. Affleck, Jr.___________________
James R. Affleck, Jr.

/s/ Sarah B. Affleck_________________________
Sarah B. Affleck



ATTEST                                       RCM TECHNOLOGIES, INC.


BY:/s/Stanton Remer_____________     BY:/s/ Leon Kopyt___________________


ATTEST                                               CI ACQUISITION CORP.

BY:/s/ Stanton Remer____________     BY:/s/ Leon Kopyt______________________


                                        3